                          MASTER LICENSING AGREEMENT
                          --------------------------


     THIS AGREEMENT dated this 10th day of September, 1996, by and between Spark Management Corporation (hereafter referred to as "LICENSOR"), a Pennsylvania corporation having its principal place of business as 600 Depot St., Latrobe, Pennsylvania 15650, and Septima Enterprises, Inc. (hereafter referred to as "LICENSEE"), a Colorado corporation having a registered office c/o Corporation Service Company, 1560 Broadway, Denver, Colorado 80202.

                                  WITNESSETH
                                  ----------

     WHEREAS LICENSOR is the owner of certain developments, information, proprietary rights and trade secrets relating to certain ignition systems for initiating the combustion of fuel, including various component parts thereof, (collectively referred to as IGNITION SYSTEMS AND PROCESSES); is possessed of valuable research experience, technical data, confidential information and know-how relating to the IGNITION SYSTEMS AND PROCESSES (hereafter collectively referred to as the "IGNITION TECHNOLOGY"); is the owner of patent applications for United States and foreign patent applications relating to the IGNITION TECHNOLOGY that are listed on the appended Exhibit "A" hereto (hereafter collectively referred to as the "PATENT RIGHTS"); and

     WHEREAS LICENSEE desires to acquire, and LICENSOR is willing to grant, the rights and licenses hereinafter described upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the promises, grants, covenants and obligations hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LICENSOR AND LICENSEE do hereby mutually agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     The following terms, when used, shall have the following respective meanings in the Agreement:

Section 1.1 Terms Defined:
            -------------

     In the terms defined herein and used throughout this Agreement, the singular shall include the plural and vice versa.

Section 1.2 IGNITION SYSTEMS AND PROCESSES:
            ------------------------------

     The term "IGNITION SYSTEMS AND PROCESS" shall mean the process of developing an electrical are channel and/or the systems and devices which are designed to efficiently transfer electrical source energy to a combustion source, including various component parts thereof, including, but not limited to, high voltage capacitors and methods for producing ignition systems.

Section 1.3 IGNITION TECHNOLOGY:
            -------------------

     The term "IGNITION TECHNOLOGY" shall mean those methods and applications having to do with pulse power transmissions, development and usage with ignition systems and processes.

Section 1.4  Products:
             --------

     The term "Products" means (1) those Products manufactured by LICENSEE, and
(2) unless the context indicates otherwise, all spare and replacement parts for those Products.

Section 1.5  Inserts:
             -------

     The term "Inserts" means each Products sub-assembly as manufactured by LICENSEE.

Section 1.6  Know-How:
             --------

     The term "Know-How" shall in general have its usual and accepted meaning.

Section 1.7  Licensed Know-How:
             -----------------

     The term "Licensed Know-How" shall mean all know-how relating to the technology, including the IGNITION SYSTEMS AND PROCESSES and IGNITION TECHNOLOGY, which know-how is:

     (a)  Existent now, or

     (b) During the period starting at the effective date of this Agreement and is in the possession of the LICENSOR or licensed to the LICENSEE with the right to grant further sublicenses.

Section 1.8  Licensed Patents Rights:
             -----------------------

     The term "Licensed Patents Rights" shall mean the worldwide rights obtained under any and all patents and patent applications throughout the world covering inventions, which inventions, at the effective date of this Agreement, are owned or controlled by the LICENSOR and licensed to the LICENSEE with the right to grant further sublicenses in the field; said inventions being directed to the making, using or selling of the product or products in the field, as well as, any and all divisions, continuations, continuations-in-part, re-examination and reissues, of all such patents and patent applications as well as patents of addition and importation and registration patents of all such patents and patent applications. These patents and patent applications specifically include, but are not limited to, those listed in Schedule "A" attached hereto. The Licensed Patents Rights shall also include the worldwide rights to any and all patents and patent applications directed to inventions which during the period commencing at the effective date of this Agreement and continuing during the life of this Agreement. Said inventions being directed to the making, using or selling of the product or products in the field, as well as any and all divisions, continuations, continuations-in-part, reexamination and reissues of all such patents and patent applications as well as patents of addition, and importation and registration patents of all such patents and patent applications.

Section 1.9  Valid Claim:
             -----------

     The term "Valid Claim" shall mean a claim in an unexpired patent or a claim in a patent application included within the Licensed Patent Rights hereunder and which claim has not been disclaimed or held invalid by an unappealable decision of a court or other authority of competent jurisdiction.

Section 1.10 Gross Sales:
             -----------

     The term "Gross Sales" shall mean the adjusted gross invoice price billed by LICENSEE or related companies or sublicensees thereof.

Section 1.11 Sublicensee:
             -----------

     The term "Sublicensee" shall mean any company and/or individual which has obtained a right under the license of the LICENSEE to either manufacture and/or market the product or products on either a territorial or a worldwide basis.

                                  ARTICLE II

                                  WARRANTIES
                                  ----------

Section 2.1

     LICENSOR hereby warrants and represents that is has the right to grant the licenses herein granted under the Licensed Patent Rights and Licensed Know-How; that to the best of its knowledge, there are no known outstanding claims or licenses or other encumbrances upon such patents and Licensed Know-How which would prevent such grants; that the current patents or patent applications, presently constituting the Licensed Patent Rights are those listed in Schedule "A" attached hereto and that the LICENSOR is not in the possession of any information which would, in its opinion, render any of the claims of any of these patents or patent applications invalid and/or unenforceable.

Section 2.2

     LICENSOR hereby warrants and represents that it has no knowledge of any patents, other than those included in the Licensed Patent Rights and those currently owned by LICENSEE, which would prevent the LICENSEE from making, using or marketing the product or products in the field.

Section 2.3

     LICENSOR hereby warrants and represents that it has the full right and authority to grant to the LICENSEE the licenses granted herein under Licensed Know-How and to grant to the LICENSEE the rights herein granted to use said existing Licensed Know-How, and further warrants and represents that it is aware of no claim in or to the License Know-How, nor any impediment to its agreement to disclose and to grant to the LICENSEE the rights herein granted to use existing and further Licensed Know-How.

Section 2.4

     Each of the parties hereto warrants and represents to the other that is has the full right and authority to enter into this Agreement, and that is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed upon it by this Agreement.

Section 2.5

     Each party warrants and represents that it has disclosed to the best of its ability information in its possession or control which would be material to the other party entering into this Agreement, and to the best of its knowledge such information does not contain any untrue statements of a material fact or omit to state a material fact. In particular, LICENSOR warrants and represents that to the best of its knowledge and ability, it has supplied to LICENSEE with any and all information in its possession and control concerning the current patents, patent applications, manufacturing plans, costs associated with manufacturing, sales and marketing information and any other material and/or documents relevant to the product and/or products.

                                  ARTICLE III

                                GRANT OF RIGHTS
                                ---------------

Section 3.1  Grant:
             -----

     In return for 450,000 shares of Septima Enterprises, Inc. common stock, no par value, LICENSOR hereby grants and assigns to LICENSEE during the entire term of this Agreement, unless sooner terminated as hereinafter provided, all rights and licenses to (i) receive disclosure of and use the IGNITION TECHNOLOGY, and the methods and processes included in the IGNITION SYSTEMS AND PROCESSES, in connection with the manufacture, sale and use of the product and/or products included in the IGNITION SYSTEMS AND PROCESSES, and (ii) make, have made, use and sell said ignition system and practice and methods and processes included in the IGNITION SYSTEMS AND PROCESSES, under the patent rights, to the extent that the latter cover the same and within the field of use for which a license is granted under this Agreement.

Section 3.2  Reimbursement Costs:
             -------------------

     In addition to other payments set forth herein and as additional consideration, LICENSEE hereby agrees to reimburse LICENSOR for any and all out-of-pocket costs associated with the transfer of technology, as agreed upon between the LICENSEE and the LICENSOR. These costs would include but not be limited to salary costs, transportation, per diem, etc. These costs will be billed monthly and due within thirty (30) days of billing.

Section 3.3  Scope of License:
             ----------------

     The rights and licensed granted to LICENSEE under Section 3.1 hereof shall extend to and therein be exclusive for any and all applications and markets involving the IGNITION TECHNOLOGY, IGNITION SYSTEMS AND PROCESSES.

Section 3.4  Past Due Payments:
             -----------------

     In addition to the requirements of Section 12.1, this Agreement may only be assigned upon payment of any past due royalties and reimbursements.

Section 3.5  Licensed Territory:
             ------------------

     The rights and licenses granted herein to LICENSEE under Section 3.1 hereof shall be worldwide.

Section 3.6  Sublicenses:
             -----------

     LICENSEE shall (as long as all payments are current) have the exclusive right to grant sublicenses under this Agreement, without the written permission of the LICENSOR, except that sublicenses to manufacture IGNITION SYSTEMS AND PROCESSES require the written permission of LICENSOR. In the event that the LICENSEE grants a sublicense to a third party(s), then all of the terms and conditions of this Agreement shall apply to such sublicensee to the same extent as they apply to the LICENSEE. The LICENSEE assumes responsibility for the performance of all obligations so imposed on any sublicensees under this Agreement and will itself pay and account to LICENSOR for any and all royalties due under this Agreement which may accrue by reason of the action or operations of such sublicensees thereof.

     Upon termination of this Agreement, all sublicenses shall be terminated. Every sublicensing agreement will contain a provision that the sublicense is immediately terminated, without notice, upon termination of this Agreement.

                                  ARTICLE IV

                            GRANT BACK TO LICENSOR
                            ----------------------

Section 4.1 Technical Information and Improvements:
            --------------------------------------

LICENSEE agrees, during the term of this Agreement, to provide LICENSOR in writing with all technical information developed or acquired by LICENSEE relating to the IGNITION TECHNOLOGY and IGNITION SYSTEMS AND PROCESSES and the improvements or enhancements thereof, and to communicate to LICENSOR all of such information and data obtained therefrom and thereby, including all new inventions conceived during the life of this Agreement.

Section 4.2 Developments and/or Improvements Made:
            -------------------------------------

     LICENSEE agrees to disclose to LICENSOR any developments or improvements which it may make in the IGNITION SYSTEMS AND PROCESSES or IGNITION TECHNOLOGY designed or suggested either by LICENSOR or LICENSEE, to permit the LICENSOR to have the exclusive right to use such technical information, improvements and/or developments of Section 4.1 hereof throughout the world. LICENSEE agrees to cooperate with LICENSOR in obtaining a patent or patents on any such improvements and/or developments which may be patentable during the term of this Agreement.

Section 4.3 Cost of Patent Protection:
            -------------------------

     As additional consideration, LICENSEE agrees to pay any and all costs associated with applying for, prosecuting and obtaining patents covering licensed IGNITION SYSTEMS AND PROCESSES and IGNITION TECHNOLOGY. If LICENSEE does not approve reimbursement for enhancements, then this license will exclude those enhancements and LICENSOR shall be free to license those enhancements to others.

Section 4.4 Annual Fee for Maintaining Patent(s):
            ------------------------------------

     LICENSEE agrees to pay any and all costs associated with the annual maintenance fees covering said patents developed during the term of this Agreement on a worldwide basis.

                                   ARTICLE V

                                   ROYALTIES
                                   ---------

Section 5.1 Royalty Fees:
            ------------

     LICENSEE shall pay LICENSOR every three months during the life of this Agreement, a sum equal to:

     a. One Dollar ($1.00) for each Product and/or Insert sold which LICENSEE manufactures, has made for it, uses or sells and which forms a part of the IGNITION SYSTEMS AND PROCESSES or which incorporates IGNITION TECHNOLOGY, until one (1) million aggregate Products and/or Inserts are sold; fifty cents ($.50) for each Product and/or Insert sold on the next million aggregate units, and twenty five cents ($.25) for each Product and/or Insert sold thereafter.

                                  ARTICLE VI

                              RECORDS AND REPORTS
                              -------------------

Section 6.1  Records
             -------

       LICENSEE agrees to keep accurate records in sufficient detail to enable the royalties payable by LICENSEE hereunder to be determined, and agrees to permit said records to be examined, at LICENSOR's expense, from time-to-time during the life of this Agreement, and for one year after the expiration and termination thereof, by authorized representatives of LICENSOR at reasonable intervals, during usual business hours to the extent necessary to verify the reports and payments hereunder. LICENSEE also agrees to be responsible to make available the record of all sublicensees.

Section 6.2  Reports and Payments:
             --------------------

       LICENSEE agrees to furnish written reports to LICENSOR at its offices at 600 Depot St., Latrobe, Pennsylvania 15650 within ninety days after the first of January, April, July and October of every calendar year during the life of this Agreement, setting forth the number (by category) and selling prices (including total gross sales) or Products and/or Inserts thereof either made or sold hereunder during the preceding quarter and the royalties due thereon. Each report shall separately state: (1) the number and type of Products and/or Inserts manufactured and (2) the number and type of Products and/or Inserts billed, and gross sales for each type of Products and/or Inserts and total gross sales. Each report shall be accompanied with remittance as provided for in
Section 5.1 hereof covering the royalties then due.

                                  ARTICLE VII

                                    SECRECY
                                    -------

Section 7.1  Secrecy
             -------

       All information made available hereunder shall be kept confidential by the recipient hereof and by its subsidiaries and, without the prior written consent of the party furnishing the same, shall not be divulged to others unless it is published or otherwise in the public domain. Nothing herein contained, however, shall be construed as preventing LICENSEE from conducting visitors through its plants.

       LICENSEE shall keep secret LICENSOR IGNITION SYSTEMS AND PROCESSES and IGNITION TECHNOLOGY in any way communicated by LICENSOR to LICENSEE.

                                 ARTICLE VIII

                          INFRINGEMENT AND LITIGATION
                          ---------------------------

Section 8.1

       If during the term of this Agreement there be any substantial and continuing infringement of any of the LICENSED PATENTS by a third party who makes, uses, leases or sells a product covered by a claim within LICENSEE's commercial activities which directly compete with LICENSEE's commercial activities under this Agreement, the LICENSEE shall have the right to institute and prosecute promptly and with due diligence any and all such actions against infringers of any LICENSED PATENT. Said costs of any such actions to prosecute infringers of any of the LICENSED PATENTS under this Agreement shall be shared equally between both the LICENSOR and the LICENSEE. Should the LICENSOR not be in a position to financially assist in the prosecution of any such actions of infringement, at the time any such infringements occur, then the LICENSEE shall have the sole and separate right to prosecute such actions and be reimbursed from the Royalty payments due to LICENSOR under this Agreement (unless reimbursed from proceeds of litigation as set forth below). Any proceeds of such litigation will be divided equally between the parties after reimbursement for costs of litigation to the party advancing said costs. The equal division will be made regardless of the characterization of the settlement of damages so that the damages will be divided equally after reimbursement of expenses regardless of whether the damages or settlement involve lost profit, royalties, etc.

                                  ARTICLE IX

                                  TERMINATION
                                  -----------

Section 9.1  General
             -------

       Unless terminated or canceled as otherwise provided herein, this Agreement shall terminate ten (10) years following the expiration of the last to expire patent included in THE PATENT RIGHTS, including any subsequently issuing patents covering IGNITION SYSTEMS AND PROCESSES or IGNITION TECHNOLOGY acquired by LICENSOR.

Section 9.2  Termination by LICENSOR:
             -----------------------

       LICENSOR shall have the right to terminate this Agreement, at any time, by giving LICENSEE prior written notice as provided in paragraph 9.5 of its intent to do so in the event of the following:

       Inability or failure of LICENSEE to meet its obligations hereunder;

Section 9.3  Termination by LICENSEE:
             -----------------------

       LICENSEE shall have the right to terminate this Agreement, at any time, by giving LICENSOR prior written notice as provided in paragraph 9.5 of its intent to do so in the event of the following:

       Inability or failure or LICENSOR to meet its obligations hereunder.

Section 9.4  Cancellation and/or Termination:
             -------------------------------

       Such cancellation and/or termination of this Agreement will release the parties hereto form all liabilities under this Agreement, but shall not release the LICENSEE from any obligation to pay royalties or other payments that may have accrued prior to the effective date of termination of this Agreement.

Section 9.5  Failure to Comply with Obligations:
             ----------------------------------

       Failure by one party to comply with any of the respective obligations and conditions in this Agreement shall entitle the other party to give the party in default written notice requiring it to make good such default. If such default is not remedied in all material respects within thirty (30) days after receipt of such notice of default, the notifying party shall be entitled, without prejudice to any of the other rights conferred on it by this Agreement, to terminate this Agreement by giving written notice to take effect immediately, provided, however, that there shall be no default hereunder, if failure to perform an obligation results from Force Majeure as provided for in this Agreement. That right of either party to terminate this Agreement shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

Section 9.6 Failure of Either Party:
            -----------------------

     The failure of either party to exercise or enforce any right granted to it in this Agreement shall not be deemed to be a waiver of such right or operate to bar the exercise of enforcement thereof at any time or times thereafter.

Section 9.7 Failure of Other Agreements:
            ---------------------------

     This Agreement shall terminate immediately and without notices in the event that;

     a. LICENSEE loses its claim that the Distribution Agreement between Worldwide Associates and LICENSEE is null and void; or

     b. LICENSOR does not exercise its option pursuant to the Option Agreement between LICENSOR and Cottonbloom, Inc.; or

     c. the Note between LICENSOR and Douglas J. Wood and Daniel S. Wood is in default and LICENSOR becomes totally owned by Douglas J. Wood and Daniel S. Wood.

                                   ARTICLE X

                                  LIMITATIONS
                                  -----------

Section 10.1 Disclaimer:
             ----------

     Except as otherwise provided, nothing contained in this Agreement shall be construed as a warranty or representation by LICENSOR as to the validity or scope of any patent. This Agreement shall be construed as an admission by LICENSEE of the validity of the patents including THE PATENT RIGHTS during the term of this Agreement.

                                  ARTICLE XI

                                PATENT MARKING
                                --------------

Section 11.1 Patent Marking:
             --------------

     LICENSEE agrees to affix to each device or apparatus made, used or sold by it, or to the package containing such device or apparatus, an appropriate notice indicating the license by LICENSOR, and the number of any patents falling within THE PATENTS which covers such device or apparatus.

                                  ARTICLE XII

                                  ASSIGNMENT
                                  ----------

Section 12.1 Assignment
             ----------

     This Agreement may be assigned without restriction by LICENSOR. This Agreement may be assigned by LICENSEE, upon ten (10) days prior written notice to and written approval of LICENSOR, to a financially responsible person or entity as long as all payments herein are current.

                                 ARTICLE XIII

                            DISCLAIMER OF LIABILITY
                            -----------------------

Section 13.1  Disclaimer of Liability:
              -----------------------

     The sole obligation of LICENSOR with respect to the IGNITION SYSTEMS AND PROCESSES and IGNITION TECHNOLOGY shall be to furnish such information to the LICENSEE, except as otherwise provided herein. LICENSOR shall have no responsibility for the ability of the LICENSEE to use such information, the quality or performance of the license to materially produce therefrom by LICENSEE or the claims of third parties arising from the use of such material or information.

                                  ARTICLE XIV

                             NON WAIVER PROVISION
                             --------------------

Section 14.1  Non Waiver Provision:
              --------------------

     The waiver by either party hereto of any right hereunder or failure to perform or breach by the other party shall not be deemed as a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

                                  ARTICLE XV

                                 FORCE MAJEURE
                                 -------------

Section 15.1  Force Majeure:
              -------------

     If either party shall be delayed, interrupted in or prevented from the performance of any obligation hereunder by reason of Force Majeure, including an Act of God, fire, flood, war (declared or undeclared), public disaster, strike or labor differences, governmental enactment, rule or regulation, or any other cause beyond such party's control, such party shall not be liable to the other therefore; and the time for performance of such obligation shall be extended for a period equal to the duration of the contingency which occasioned the delay, interruption or prevention. The party invoking such Force Majeure rights of this Agreement must notify the other party by registered letter within a period of fifteen (15) days, from the first and the last day of the Force Majeure unless the Force Majeure renders such notification impossible in which case notification will be made as soon as possible. If the delay resulting from the Force Majeure exceeds three (3) months, the injured party may terminate the contract as per the conditions stipulated in this Agreement.

                                  ARTICLE XVI

                                    NOTICE
                                    ------

Section 16.1  Notice:
              ------

     Unless required under this Agreement to be hand delivered, all notices required or authorized to be given hereunder shall be served by registered mail, postage prepaid, or by telex or cable or facsimile, charges prepaid to the addresses set forth below or such other addresses as any of the parties hereto may, from time-to-time, designate by notice in writing to others. Any notice so served shall be deemed to have been received on the day next following the day on which such notice is telexed, cabled or facsimilied, or in three (3) days after such notice is dispatched by mail:

     LICENSOR:                         LICENSEE:

     Spark Management Corporation      Septima Enterprises, Inc.
     600 Depot St.                     c/o Corporation Service Company
     Latrobe, Pennsylvania 15650       1560 Broadway
                                       Denver, Colorado 80202


                                 ARTICLE XVII

                                  ARBITRATION
                                  -----------

Section 17.1  Arbitration:
              -----------

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Florida, in accordance with then current Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by one arbitrator. The Association is authorized to make arrangements for this arbitration, to be held under these rules in Florida or as otherwise agreed upon by the parties. This Agreement shall be enforceable and judgement upon any award rendered by all the arbitrator may be entered in any court having jurisdiction thereof.

     In any controversy involving the termination of this Agreement, demand for arbitration must be made by the aggrieved party within thirty (30) days of the termination of the Agreement or the right to object to the termination shall be waived.

                                 ARTICLE XVIII

                  LIABILITY INSURANCE COVERAGE/HOLD HARMLESS
                  ------------------------------------------

Section 18.1  Liability Insurance Coverage/Hold-Harmless:
              ------------------------------------------

     LICENSEE shall purchase (or provide through a sub-license) at its sole expense a broad form of liability insurance with limits of liability of not less than $5,000,000 per occurrence. Said insurance policy shall be of broad form but to specifically include coverage for products liability.

     LICENSEE hereby agrees to purchase (or provide through a sub-license) and provide, as soon as possible after the date of this Agreement, a copy of said liability insurance coverage to LICENSOR. Said policy of liability insurance will also name LICENSOR as a co-insured. LICENSEE further agrees to defend and hold harmless the LICENSOR from any and all liability for defects of said product and/or products manufactured in accordance with the IGNITION SYSTEMS AND PROCESSES and the IGNITION TECHNOLOGY.

                                  ARTICLE XIX

                                 MISCELLANEOUS
                                 -------------

Section 19.1  Entire Agreement:
              ----------------

     This Agreement constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral. This Agreement shall not be changed or modified orally.

Section 19.2  Nothing in this Agreement:
              -------------------------

     Nothing in this Agreement shall be construed to constitute, create, give effect or otherwise imply a joint venture, partnership or formal business organization of any kind between the parties.

Section 19.3  No Partnership Created:
              ----------------------

     No employee or representative of either party shall have any authority to bind or obligate the other party for any sum whatsoever, or to create or impose any contractual or other liability on said other party, without said other party's authorized written approval. Nothing contained in this Agreement, or otherwise, shall constitute the parties as partners with one another or render either liable for the debts or accounts of the other party. The fact that the parties may share facilities or other resources for mutual benefit shall not be construed to establish a partnership.

Section 19.4  Agreement Binding:
              -----------------

     This Agreement and the rights and licenses herein granted shall be binding upon and shall inure to the benefit of the parties hereto. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter contained herein.

Section 19.5  Governing Law:
              -------------

     This Agreement will be construed and interpreted in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in triplicate by their duly authorized representatives on the day and year first above written.


SPARK CORPORATION                            SEPTIMA ENTERPRISES, INC.



By: /s/ Louis S. Camilli                     By: /s/ R. Edwin Morgan
   -------------------------------              -------------------------------
   Louis S. Camilli, President                  R. Edwin Morgan, President


STATE OF NEW MEXICO    )
                       ) ss.
COUNTY OF BERNALILLO   )

     On this the 10th day of September, 1996, before me the undersigned, personally appeared Louis S. Camilli and R. Edwin Morgan, known to me to be the person whose name is subscribed to in this instrument and acknowledged to me that he executed the foregoing instrument for the purposes therein contained.



                                               /s/ [SIGNATURE APPEARS HERE]
                                               -------------------------------
                                               Notary Public

My commission expires:

    July 23, 1997
-----------------------------

                                  EXHIBIT "A"




     Patent Application Number 95119282.5 as filed with the CCPIT Patent Office in Beijing, China.

     Patent Applications in process in Mexico City DF at the Mexico PTO. Patent Application titled "Current Peaking and RFI Choke Device."

     Any Patent Application with the United States Patent & Trademark Office derived from and substantially identical to the Chinese Application No. 95119282.5 titled, "Current Peaking and RFI Choke Device."

     Process technology relating to the design requirement of the tooling necessary to injection mold the base polymer around and encasing the central positive plate of the capacitive ignition device as referred to in the above patent applications.